EXHIBIT 4.2






                              KINARK CORPORATION

                            1996 STOCK OPTION PLAN
                              KINARK CORPORATION
                            1996 STOCK OPTION PLAN

                              TABLE OF CONTENTS

                                                                      Page

ARTICLE I DEFINITIONS                                                 1

ARTICLE II THE PLAN                                                   4

     2.1  Name                                                        4
     2.2  Purpose                                                     4
     2.3  Effective Date                                              5

ARTICLE III PARTICIPANTS                                              5

ARTICLE IV ADMINISTRATION                                             5

     4.1  Duties and Powers of the Committee                          5
     4.2  Interpretation; Rules                                       5
     4.3  No Liability                                                6
     4.4  Majority Rule                                               6
     4.5  Company Assistance                                          6

ARTICLE V SHARES OF STOCK SUBJECT TO PLAN                             6

     5.1  Limitations                                                 6
     5.2  Antidilution                                                6

ARTICLE VI OPTIONS                                                    8

     6.1  Types of Options Granted                                    8
     6.2  Discretionary Options                                       8
     6.3  Optionee Limitations                                        8
     6.4  $100,000 Limitation                                         9
     6.5  Exercise Price of Discretionary Options                     9
     6.6  Exercise Period of Discretionary Options                    9
     6.7  Non-Employee Director Options                               9
     6.8  Option Exercise                                             10
     6.9  Nontransferability                                          11
     6.10 Termination of Employment or Service                        11
     6.11 Certain Successor Options                                   11
     6.12 Effect of Change in Control                                 12

ARTICLE VII STOCK APPRECIATION RIGHTS                                 12

     7.1  SAR Awards                                                  12
     7.2  Determination of Price                                      12
     7.3  Exercise of a SAR                                           12
     7.4  Payment of a SAR Spread                                     12
     7.5  Effect of SARs on Stock Subject to Plan                     12
     7.6  Termination of SARs                                         13
     7.7  Nontransferability                                          13
     7.8  No Stockholder Rights                                       13

ARTICLE VIII STOCK CERTIFICATES                                       14

ARTICLE IX TERMINATION AND AMENDMENT                                  14

     9.1  Termination and Amendment                                   14
     9.2  Rule 16b-3 Requirement                                      14
     9.3  Effect on Grantee's Rights                                  15

ARTICLE X RELATIONSHIP TO OTHER COMPENSATION PLANS                    15

ARTICLE XI MISCELLANEOUS                                              15

     11.1 Replacement or Amended Grants                               15
     11.2 Employment Rights                                           15
     11.3 Section 16 of Exchange Act                                  15
     11.4 Plan Binding on Successors                                  15
     11.5 Singular, Plural, Gender                                    15
     11.6 Headings Not Part of Plan                                   16
     11.7 Interpretation                                              16
     11.8 Governing Law                                               16

                              KINARK CORPORATION
                            1996 STOCK OPTION PLAN

                                   ARTICLE I
                                  DEFINITIONS

     As used herein, the following terms have the following meanings unless the context clearly indicates to the contrary:

     "Advisor" or "Consultant" shall mean any person performing services for the Company or any Subsidiary of the Company, with or without compensation, to whom the Company chooses to grant Options in accordance with the Plan, provided that bona fide services must be rendered by such person and such services shall not be rendered in connection with the offer or sale of securities in a capital-raising transaction.

     "Award" shall mean a grant of a SAR under this Plan.

     "Board" shall mean the Board of Directors of the Company.

     "Change in Control" shall mean the occurrence of either of the following events:

     (a) A change in the composition of the Board as a result of which fewer than one-half of the incumbent Directors are Directors who either:

          (i) were Directors of the Company twenty-four (24) months prior to such change, or

          (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors who had been Directors of the Company twenty-four (24) months prior to such change and who were still in office at the time of the election or nomination; or

     (b) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), by the acquisition or aggregation of securities, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of Directors (the "Base Capital Stock"); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, including effective date and transition rules (whether or not codified). Any reference herein to a specific section of the Code shall be deemed to include a reference to any applicable corresponding provision of future law.

     "Committee" shall mean a committee of at least three (3) Directors appointed from time to time by the Board, having the duties and authority set forth herein in addition to any other authority granted by the Board; provided, however, that with respect to any Discretionary Options or Awards granted to an individual who is also a Section 16 Insider, the Committee shall consist of at least two (2) Directors (who need not be members of the Committee with respect to Options or Awards granted to any other individuals) who are Disinterested Persons, and all authority and discretion shall be exercised by such Disinterested Persons, and references herein to the "Committee" shall mean such Disinterested Persons insofar as any actions or determinations of the Committee shall relate to or affect Discretionary Options or Awards made to or held by any Section 16 Insider. At any time that the Board shall not have appointed a committee as described above, any reference herein to the Committee shall mean a reference to the Board.

     "Company" shall mean Kinark Corporation, a Delaware corporation.

     "Director" shall mean a member of the Board and any person who is an advisory or honorary director of the Company if such person is considered a director for the purposes of Section 16 of the Exchange Act.

     "Disabled Optionee" shall mean a Grantee who suffers a Disability.

     "Disability" shall mean a physical or mental infirmity which impairs a Grantee's ability to substantially perform his duties with the Company or a Subsidiary for a period of 180 consecutive days, as determined by an independent physician selected by agreement between the Company and the Grantee or, failing such agreement, selected by two physicians (one of which shall be selected by the Company and the other by the Grantee); provided, however, "Disability" shall have the meaning set forth in Section 22(e)(3) of the Code and the regulations promulgated thereunder in respect of an Optionee granted Incentive Stock Options.

     "Discretionary Option" shall mean an Option granted under this Plan, at the discretion of the Committee, in accordance with, and subject to, Section
6.2 hereof, and which may be an Incentive Stock Option or a non-Incentive Stock Option.

     "Disinterested Person" shall have the meaning given such term under Rule 16b-3 of the Exchange Act, as the same may be in effect from time to time, or in any successor rule thereto.

     "Employee" shall mean an employee of the Company, or of any Subsidiary, as defined under Section 3401(c) of the Code and the regulations thereunder. Unless the context otherwise indicates, the term "Employee" shall include any Officers or Directors who are not Non-Employee Directors.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and as the same may be amended from time to time. Any reference herein to a specific section of the Exchange Act shall be deemed to include a reference to any corresponding provision of future law.

     "Exercise Price" shall mean the price at which an Optionee may purchase a share of Stock under a Stock Option Agreement.

     "Fair Market Value" on any date shall mean the closing sales price of the Stock on such date on the national securities exchange having the greatest volume of trading in the Stock during the thirty (30) day period preceding such date or, if such exchange was not open for trading on such date, the next preceding date on which it was open.

     "For Cause" termination shall mean the termination of the Grantee's employment as a result of: (i) any act that constitutes, on the part of the Grantee, fraud, dishonesty, gross malfeasance of duty, or conduct grossly inappropriate to the Grantee's position of employment; or (ii) the conviction (from which no appeal may be or is timely taken) of the Grantee of a felony.

     "Grantee" shall mean a person who is an Optionee (or his permitted assign) or a person who has received an Award of a SAR.

     "Incentive Stock Option" shall mean an Option that complies with and is subject to the terms, limitations and conditions of Section 422 of the Code and the regulations promulgated thereunder.

     "Non-Employee Director" shall mean a Director of the Company who has not been an Officer or an Employee of the Company or any Subsidiary at any time during the twelve (12) months preceding the grant of a Non-Employee Director Option.

     "Non-Employee Director Option" shall mean an Option granted to a Non-Employee Director in accordance with, and subject to, Section 6.7 hereof.

     "Officer" shall mean a person who constitutes an officer of the Company for the purposes of Section 16 of the Exchange Act, as the same may be in effect from time to time, or in any successor rule thereto.

     "Option" shall mean an option, including a Discretionary Option and a Non-Employee Director Option, to purchase Stock granted pursuant to the provisions of Article VI hereof.

     "Optionee" shall mean a person to whom an Option has been granted hereunder or his permitted assign.

     "Plan" shall mean the Kinark Corporation 1996 Stock Option Plan, the terms of which are set forth herein, as the same may be amended from time to time.

     "Qualified Domestic Relations Order" shall have the meaning set forth in
Section 414(p)(1)(A) of the Code and the regulations promulgated thereunder.

     "SAR" means a stock appreciation right, which is the right to receive an amount equal to the SAR Spread.

     "SAR Agreement" shall mean a written agreement setting forth the terms of an Award of a SAR, as provided in Section 7.1 hereof.

     "SAR Price" shall mean the base value established by the Committee for a SAR on the date the SAR is granted and which is used in determining the SAR Spread.

     "SAR Spread" shall mean, with respect to any SAR, an amount equal to (a) the Fair Market Value of a share of Stock on the date such SAR is exercised, less (b) the SAR Price of such SAR.

     "Section 16 Insider" shall mean any person who is subject to the provisions of Section 16 of the Exchange Act, as provided in Rule 16a-2 promulgated pursuant to the Exchange Act, as the same may be in effect from time to time, or in any successor rule thereto.

     "Stock" shall mean the Common Stock, par value $.10 per share, of the Company, subject to the provisions of Article V hereof.

     "Stock Option Agreement" shall mean a written agreement between the Company and an Optionee under which the Optionee may purchase Stock hereunder, as provided in Article VI hereof.

     "Subsidiary" shall mean any corporation in which the Company directly or indirectly owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of such corporation.

     "Vested" shall refer to an Option that may be exercised by an Optionee under the terms of this Plan on or after a certain date specified in the applicable Stock Option Agreement.


                                  ARTICLE II
                                   THE PLAN

     2.1 Name. This Plan shall be known as the "Kinark Corporation 1996 Stock Option Plan."

     2.2 Purpose. The purpose of the Plan is to advance the interests of the Company, its Subsidiaries and its stockholders by affording Directors and Employees of the Company and its Subsidiaries, as well as Consultants and Advisors to the Company or any Subsidiary, an opportunity to acquire or increase their proprietary interests in the Company. The objective of the Options and Awards is to promote the growth and profitability of the Company and its Subsidiaries by providing the Grantees with an additional incentive to achieve the Company's objectives through participation in its success and growth and by encouraging their continued association with or service to the Company and its Subsidiaries.

     2.3 Effective Date. The effective date of this Plan is June 5, 1996, subject to the approval of this Plan by the stockholders of the Company at the annual meeting of the stockholders on June 5, 1996, or any adjournment thereof.


                                  ARTICLE III
                                 PARTICIPANTS

     The class of persons eligible to participate in this Plan shall consist of all persons whose participation in the Plan the Committee determines to be in the best interests of the Company which shall include, but not be limited to, all Directors and Employees of the Company or any Subsidiary, as well as Consultants and Advisors to the Company or any Subsidiary; provided, however, that (a) only Employees of the Company or any Subsidiary shall be eligible to receive grants of Incentive Stock Options and (b) Non-Employee Directors are only eligible to receive Non-Employee Director Options.


                                  ARTICLE IV
                                ADMINISTRATION

     4.1 Duties and Powers of the Committee. This Plan shall be administered by the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it may deem necessary. The Committee shall have the power to act by unanimous written consent in lieu of a meeting, and to meet telephonically. In administering this Plan, the Committee's actions and determinations shall be binding on all interested parties. The Committee shall have the power to grant Discretionary Options and Awards in accordance with the provisions of this Plan and may grant Discretionary Options and Awards singularly, in combination, or in tandem. Subject to the provisions of this Plan, the Committee shall have the discretion and authority to determine those persons to whom Discretionary Options or Awards will be granted, the number of shares of Stock subject to each Discretionary Option or Award, such other matters as are specified herein, and any other terms and conditions of a Stock Option Agreement and SAR Agreement. To the extent not inconsistent with the provisions of this Plan, the Committee may give a Grantee an election to surrender a Discretionary Option or Award in exchange for the grant of a new Discretionary Option or Award, and shall have the authority to amend or modify an outstanding Stock Option Agreement or SAR Agreement, or to waive any provision thereof, provided that the Grantee consents to such action.

     4.2 Interpretation; Rules. Subject to the express provisions of this Plan, the Committee shall have complete authority to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement and SAR Agreement, and to make all other determinations necessary or advisable for the administration of this Plan, including, without limitation, the amending or altering of this Plan and any Options or Awards granted hereunder as may be required to comply with or to conform to any federal, state or local laws or regulations.

     4.3 No Liability. Neither any Director nor any member of the Committee shall be liable to any person or entity for any act or determination made in good faith with respect to this Plan or any Option or Award granted hereunder.

     4.4 Majority Rule. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority at a meeting at which a quorum is present, or any action taken without a meeting evidenced by a writing executed by all the members of the Committee, shall constitute the action of the Committee.

     4.5 Company Assistance. The Company shall supply full and timely information to the Committee on all matters relating to eligible persons, their employment, death, retirement, disability or other termination of employment, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.


                                   ARTICLE V
                        SHARES OF STOCK SUBJECT TO PLAN

     5.1 Limitations. Subject to the antidilution provisions of Section 5.2, the maximum number of shares of Stock that may be issued hereunder pursuant to Options or as payment of a SAR Spread shall be eight hundred thousand (800,000). Any or all shares of Stock subject to the Plan may be issued in respect of Incentive Stock Options and non-Incentive Stock Options and as payment of a SAR Spread, or in any combination thereof. Except as otherwise provided in Section 5.2, the amount of Stock subject to the Plan may not be increased without stockholder approval, as provided in Article IX hereof. Shares of Stock subject to an Option or issued as payment of a SAR Spread may be either authorized and unissued shares or treasury shares issued and later acquired by the Company. The shares of Stock subject to any unexercised portion of an Option that has terminated for any reason (except as set forth in the following paragraph) may again be subject to an Option or issued as payment of a SAR Spread under this Plan, and shall not be considered as having been optioned or issued in computing the number of shares of Stock remaining available for issuance under this Plan.

     5.2  Antidilution.

          (a) If (i) the outstanding shares of Stock are increased, decreased, or changed into or exchanged for a different number or kind of shares or other securities of the Company, by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination or exchange of shares, or stock split or stock dividend, (ii) any spin-off, split-off or other distribution of assets materially affects the price of the Stock, or (iii) there is any assumption and conversion to this Plan by the Company of an acquired company's outstanding option grants, then:

               (A) the maximum aggregate number and the class or series of shares of Stock available for issuance hereunder shall be adjusted appropriately by the Committee; and

               (B) the rights of Optionees (concerning the number of shares subject to Options and the Exercise Price) under outstanding Options and the rights of the holders of Awards (concerning the terms and conditions of the lapse of any then-remaining restrictions), shall be adjusted appropriately by the Committee.

          (b) If the Company is a party to any reorganization in which it does not survive, involving merger, consolidation, or acquisition of the stock or substantially all the assets of the Company, the Committee, in its discretion, may:

          (i) notwithstanding other provisions hereof, declare that all or a portion of the Options granted under this Plan shall become exercisable immediately notwithstanding the provisions of the respective Stock Option Agreements regarding exercisability, that all such Options shall terminate thirty (30) days after the Committee gives written notice of the immediate right to exercise all such Options and of the decision to terminate all Options not exercised within such 30-day period, and that all then-remaining restrictions pertaining to all or a portion of the Awards under this Plan shall immediately lapse; and/or

          (ii) notify all Grantees that all or a portion of the Options and Awards granted under this Plan shall be assumed by the successor corporation or substituted on an equitable basis with options or stock appreciation rights issued by such successor corporation.

          (c) If the Company is to be liquidated or dissolved in connection with a reorganization described in Section 5.2(b), the provisions of that Section shall apply. In all other instances, the adoption of a plan of dissolution or liquidation of the Company shall, notwithstanding other provisions hereof, cause all then-remaining restrictions pertaining to Options and Awards under the Plan to lapse, and shall cause every Option and Award outstanding under the Plan to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the stockholders; provided that, notwithstanding any other provisions hereof, the Committee may declare all Options and Awards granted under the Plan to be exercisable at any time on or before the fifth (5th) business day following such adoption, notwithstanding the provisions of the respective Stock Option Agreements or SAR Agreements regarding exercisability.

          (d)  The adjustments described in paragraphs (a) through (c) of this
Section 5.2, and the manner of their application, shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests; provided, however, that any adjustment made by the Committee shall be made in a manner that will not cause an Incentive Stock Option to be other than an Incentive Stock Option under applicable statutory and regulatory provisions. The adjustments required under this Article V shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.


                                  ARTICLE VI
                                    OPTIONS

     6.1 Types of Options Granted. The Committee may, under this Plan, grant either Incentive Stock Options or Options which do not qualify as Incentive Stock Options; provided, however, that only Employees of the Company or any Subsidiary shall be eligible to receive grants of Incentive Stock Options. Non-Employee Director Options shall be non-Incentive Stock Options. Within the limitations provided in this Plan, both Incentive Stock Options and non-Incentive Stock Options may be granted to the same person at the same time, or at different times, under different terms and conditions, as long as the terms and conditions of each Option are consistent with the provisions of this Plan. Without limitation of the foregoing, Discretionary Options may be granted subject to conditions based on the financial performance of the Company or any other factor the Committee deems relevant. Neither the Company, nor any Subsidiary or any Director or Officer of the Company or any Subsidiary warrants or represents that (i) any Option granted under this Plan shall be considered an Incentive Stock Option for applicable tax purposes, or (ii) favorable or desirable tax treatment or characterization will be applicable in respect of any Options.

     6.2 Discretionary Options. The Committee may grant Discretionary Options under this Plan upon such restrictions, terms and conditions as the Committee may prescribe. Each Discretionary Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Committee and by a written Stock Option Agreement executed by the Company and the Optionee. The terms of the Discretionary Option, including the Discretionary Option's duration, vesting schedule, exercise price, and whether it is intended to be an Incentive Stock Option, shall be determined by the Committee, and stated in the Stock Option Agreement. No Incentive Stock Option may be granted more than ten
(10) years after the effective date of this Plan. Separate Stock Option Agreements may be used for Discretionary Options intended to be Incentive Stock Options and those not so intended, but any failure to use such separate agreements shall not invalidate, or otherwise adversely affect the Optionee's interest in, the Discretionary Options evidenced thereby.

     6.3 Optionee Limitations. The Committee shall not grant an Incentive Stock Option to any person who, at the time the Incentive Stock Option is granted:

          (a)  is not an Employee of the Company or any of its Subsidiaries; or

          (b) owns or is considered to own stock possessing at least ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries; provided, however, that this limitation shall not apply if at the time an Incentive Stock Option is granted the Exercise Price is at least one hundred ten percent (110%) of the Fair Market Value of the Stock subject to such Option and such Option by its terms is not exercisable after five (5) years from the date on which the Option is granted. For the purpose of this subsection (b), a person shall be considered to own:
(i) the stock owned, directly or indirectly, by or for his or her brothers and sisters (whether by whole or half blood), spouse, ancestors and lineal descendants; (ii) the stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust in proportion to such person's stock interest, partnership interest or beneficial interest therein; and (iii) the stock which such person may purchase under any outstanding options of the Company or any Subsidiary.

     6.4 $100,000 Limitation. Except as provided below, the Committee shall not grant an Incentive Stock Option to, or modify the exercise provisions of any outstanding Incentive Stock Option held by, any person who, at the time the Incentive Stock Option is granted (or modified), would thereby receive or hold any Incentive Stock Options of the Company and any Subsidiary, such that the aggregate Fair Market Value (determined as of the respective dates of grant or modification of each Option) of the Stock with respect to which such Incentive Stock Options are exercisable for the first time during any calendar year is in excess of $100,000 (or such other limit as may be prescribed by the Code from time to time); provided, that the foregoing restriction on modification of outstanding Incentive Stock Options shall not preclude the Committee from modifying an outstanding Incentive Stock Option if, as a result of such modification and with the consent of the Optionee, such Option no longer constitutes an Incentive Stock Option; and provided further that, if the $100,000 limitation (or such other limitation prescribed by the Code) described in this Section 6.4 is exceeded, the Incentive Stock Option, the granting or modification of which resulted in the exceeding of such limit, shall be treated as an Incentive Stock Option up to the limitation and the excess shall be treated as an Option not qualifying as an Incentive Stock Option.

     6.5 Exercise Price of Discretionary Options. The Exercise Price of the Stock subject to each Discretionary Option shall be determined by the Committee. Subject to the provisions of Section 6.3(b) hereof, the Exercise Price of an Incentive Stock Option shall not be less than the Fair Market Value of the Stock as of the date the Discretionary Option is granted (or in the case of an Incentive Stock Option that is subsequently modified, on the date of such modification).

     6.6 Exercise Period of Discretionary Options. The period for the exercise of each Discretionary Option granted hereunder shall be determined by the Committee. The Committee shall have the authority to prescribe in any Stock Option Agreement that the Discretionary Option may be exercised in accordance with a vesting schedule set forth in such agreement. The Stock Option Agreement with respect to each Discretionary Option intended to be an Incentive Stock Option shall provide that such Discretionary Option shall not be exercisable after the expiration of ten (10) years from the date of grant (or modification) of the Discretionary Option. In addition, no Discretionary Option granted to a Section 16 Insider shall be exercisable prior to the expiration of six (6) months from the date such Discretionary Option is granted, other than in the case of the death or disability of the Optionee.

     6.7  Non-Employee Director Options.

          (a) Commencing on July 1, 1996, and continuing on the first day of July 1 thereafter for a period of ten years, through and including July 1, 2005, each Non-Employee Director who is a member of the Board on each of such dates shall automatically receive Non-Employee Director Stock Options to purchase five thousand (5,000) shares of Stock. Non-Employee Director Options shall be evidenced by a written Stock Option Agreement. Non-Employee Director Options shall be non-Incentive Stock Options.

          (b) The Exercise Price of Non-Employee Director Options shall be 100% of the Fair Market Value of the Company's Stock as of July 1 of the year in which the Non-Employee Director Option is granted.

          (c) Each Non-Employee Director Option shall vest and become exercisable upon the expiration of six (6) months from the date such Non-Employee Director Option is granted.

          (d) Each Non-Employee Director Option shall terminate and cease to be exercisable after the expiration of ten (10) years from the date such Non-Employee Director Option is granted.

          (e) In the event a Non-Employee Director Optionee ceases to be a Director by reason of his or her death or Disability, the Optionee or the Optionee's administrators, executors or personal representatives may exercise the Optionee's Non-Employee Director Options on the earlier of (i) the last day of the one (1) year period following the Optionee's death or the beginning of the Optionee's Disability or (ii) the expiration of the Optionee's Non-Employee Director Options.

          (f) In the event a Non-Employee Director Optionee ceases to be a Director for any reason other than his or her death or Disability, the Optionee may exercise his or her Non-Employee Director Options on the earlier of (i) the last day of the two (2) year period following the date the Optionee ceases to be a Director or (ii) the expiration of the Optionee's Non-Employee Director Options.

          (g) The anti-dilution provisions of Section 5.2 as well as the provisions of Sections 6.8 and 6.9 shall apply to Non-Employee Director Options.

     6.8  Option Exercise.

          (a)  Unless otherwise provided in the Stock Option Agreement or
Section 6.6 hereof, an Option may be exercised at any time or from time to time during the term of the Option as to any or all Options which have become Vested under the terms and conditions of the Option, but not at any time as to less than one hundred (100) shares unless the remaining Options that have become Vested relate to less than one hundred (100) shares.

          (b) An Option shall be exercised by (i) delivery to the Company at its principal office a written notice of exercise with respect to a specified number of shares of Stock and (ii) payment to the Company at that office of the full amount of the Exercise Price for such number of shares in accordance with
Section 6.7(c). If requested by an Optionee, an Option may be exercised with the involvement of a stockbroker in accordance with the federal margin rules set forth in Regulation T (in which case the certificates representing the underlying shares will be delivered by the Company directly to the stockbroker).

          (c) The Exercise Price is to be paid in full in cash upon the exercise of the Option and the Company shall not be required to deliver certificates for the shares purchased until such payment has been made; provided, however, that the Committee may provide in a Stock Option Agreement (or may otherwise determine in its sole discretion at the time of exercise) that in lieu of cash, all or any portion of the Exercise Price may be paid by tendering to the Company shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in each case to be credited against the Exercise Price at the Fair Market Value of such shares on the date of exercise (however, no fractional shares may be so transferred, and the Company shall not be obligated to make any cash payments in consideration of any excess of the aggregate Fair Market Value of shares transferred over the aggregate Exercise Price); provided further, the Committee may provide in a Stock Option Agreement (or may otherwise determine in its sole discretion at the time of exercise) that, in lieu of cash or shares, all or a portion of the Exercise Price may be paid by the Optionee's execution of a recourse promissory note the principal amount of which shall be equal to the Exercise Price or the relevant portion thereof, subject to compliance with applicable state and federal laws, rules and regulations.

          (d) In addition to and at the time of payment of the Exercise Price, the Company may withhold, or require the Optionee to pay to the Company in cash, the amount of any federal, state and local income, employment or other withholding taxes which the Committee determines are required to be withheld under federal, state or local law in connection with the exercise of an Option; provided, however, the Committee may provide in a Stock Option Agreement (or may otherwise determine in its sole discretion at the time of exercise) that all or any portion of such tax obligations may, upon the election of the Optionee, be paid by tendering to the Company whole shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in either case in that number of shares having a Fair Market Value on the date of exercise equal to the amount of such taxes thereby being paid, and subject to such restrictions as to the approval and timing of any such election as the Committee may from time to time determine to be necessary or appropriate to satisfy the conditions of the exemption set forth in Rule 16b-3 under the Exchange Act, if such rule is applicable.

          (e) The holder of an Option shall not have any of the rights of a stockholder with respect to the shares of Stock subject to the Option until such shares have been issued and transferred to the Optionee upon the exercise of the Option.

     6.9 Nontransferability. No Option shall be transferable by an Optionee other than by will or the laws of descent and distribution; provided, however, non-Incentive Stock Options may also be transferred pursuant to a Qualified Domestic Relations Order. During the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee's guardian or legal representative, should one be appointed).

     6.10 Termination of Employment or Service. The Committee shall have the power to specify, with respect to the Discretionary Options granted to a particular Optionee, the effect upon such Optionee's right to exercise a Discretionary Option upon termination of such Optionee's employment or service under various circumstances, which effect may include immediate or deferred termination of such Optionee's rights under a Discretionary Option, or acceleration of the date at which a Discretionary Option may be exercised in full; provided, however, that in no event may an Incentive Stock Option be exercised after the expiration of ten (10) years from the date of grant thereof.

     6.11 Certain Successor Options. To the extent not inconsistent with the terms, limitations and conditions of Code Section 422 and any regulations promulgated thereunder, an Option issued in respect of an option to acquire stock of any entity acquired, by merger or otherwise, by the Company or any Subsidiary, may contain terms that differ from those stated in this Article VI, but solely to the extent necessary to preserve the rights and benefits contained in such predecessor option, or to satisfy the requirements of Code
Section 424(a).

     6.12 Effect of Change in Control. The Committee may determine, at the time of granting a Discretionary Option or thereafter, that such Discretionary Option shall become exercisable on an accelerated basis in the event that a Change in Control occurs with respect to the Company (and the Committee shall have the discretion to modify the definition of Change in Control in a particular Stock Option Agreement). If the Committee finds that there is a reasonable possibility that, within the succeeding six (6) months, a Change in Control will occur with respect to the Company, then the Committee may determine that all outstanding Discretionary Options shall be exercisable on an accelerated basis.


                                  ARTICLE VII
                           STOCK APPRECIATION RIGHTS

     7.1 SAR Awards. The Committee may grant Awards of SARs under this Plan upon such restrictions, terms and conditions as the Committee may prescribe; provided, however, that the Committee may not grant Awards of SARs to Non-Employee Directors. Each Award shall be governed by a SAR Agreement between the Company and the Grantee which shall contain the restrictions, terms and conditions prescribed by the Committee, including, without limitation, restrictions on the time of exercise of the SAR to specified periods as may be necessary to satisfy the requirements of Rule 16b-3. Awards of SARs may be granted singularly, or in combination or in tandem with Options granted under this Plan, and may be granted at the same time as or later than the grant of the Option to which it relates.

     7.2 Determination of Price. The SAR Price shall be established by the Committee in its sole discretion. The SAR Price shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the date the SAR is granted for a SAR issued in tandem with an Incentive Stock Option.

     7.3 Exercise of a SAR. A SAR shall be exercisable at such time as may be determined by the Committee, provided that a SAR issued in tandem with an Option shall be exercisable to the extent that the related Option is exercisable. Upon exercise of a SAR, the Grantee shall be entitled, subject to the terms and conditions of this Plan and the SAR Agreement, to receive an amount equal to the SAR Spread.

     7.4 Payment of a SAR Spread. Payment of the SAR Spread for any SAR shall be made, at the sole discretion of the Committee, in (a) cash, (b) shares of Stock, or (c) a combination of both. Shares of Stock used for this payment shall be valued at their Fair Market Value on the date of exercise of the applicable SAR.

     7.5 Effect of SARs on Stock Subject to Plan. Stock issued in payment of the SAR Spread shall reduce the number of shares of Stock remaining available for issuance under this Plan. The exercise of a SAR which results in the termination of an unexercised Option issued in tandem with such SAR shall also reduce the number of shares of Stock remaining available for issuance under this Plan by the number of shares of Stock subject to the terminated Option.

     7.6  Termination of SARs.  A SAR may be terminated as follows:

          (a) During the period of a Grantee's continuous employment with the Company or a Subsidiary, a SAR will be terminated only if it has been fully exercised or it has expired by its terms.

          (b) Upon termination of a Grantee's employment with the Company or a Subsidiary, the SAR will terminate upon the earliest of (i) the full exercise of the SAR, (ii) the expiration of the SAR by its terms, and (iii) not more than three (3) months following the date of employment termination; provided, however, should termination of employment (A) result from the death or Disability of the Grantee, the period referenced in clause (iii) hereof shall be one (1) year, or (B) be For Cause, the SAR will terminate on the date of employment termination. For purposes of this Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment unless otherwise provided in the SAR Agreement or by the Company on the date of the leave of absence.

          (c) Subject to the terms of the SAR Agreement with the Grantee, if a Grantee should die or become subject to a Disability prior to the termination of employment with the Company or any Subsidiary and prior to the termination of a SAR, such SAR may be exercised to the extent that the Grantee shall have been entitled to exercise it at the time of death or Disability, as the case may be, by the Grantee, the estate of the Grantee or the person or persons to whom the SAR shall have been transferred by will or by the laws of descent and distribution.

          (d) Except as otherwise expressly provided in the SAR Agreement with the Grantee, in no event will the continuation of the term of a SAR beyond the date of termination of employment allow the Employee, or his beneficiaries or heirs, to accrue additional rights under this Plan, have additional SARs available for exercise, or receive a higher benefit than the benefit payable as if the SAR had been exercised on the date of employment termination.

     7.7 Nontransferability. No SAR shall be transferable by a Grantee; provided, however, that a SAR issued in tandem with an Option shall be transferable, if at all, to the same extent and upon the same terms and conditions as the related Option.

     7.8 No Stockholder Rights. The Grantee of a SAR shall have no rights as a stockholder with respect to such SAR. In addition, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or rights, except as provided in Section 5.2 hereof.


                                 ARTICLE VIII
                              STOCK CERTIFICATES

     The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof prior to fulfillment of all of the following conditions:

          (a) the admission of such shares to listing on all stock exchanges on which the Stock is then listed;

          (b) the completion of any registration or other qualification of such shares which the Committee shall deem necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body;

          (c) the obtaining of any approval or other clearance from any federal or state governmental agency or body which the Committee shall determine to be necessary or advisable; and

          (d) the lapse of such reasonable period of time following the exercise of the Option as the Board from time to time may establish for reasons of administrative convenience.

     Stock certificates issued and delivered to Grantees shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws.


                                  ARTICLE IX
                           TERMINATION AND AMENDMENT

     9.1 Termination and Amendment. Subject to Section 9.2 hereof, the Board may at any time terminate this Plan, and may at any time and from time to time and in any respect amend this Plan; provided, however, that the Board (unless its actions are approved or ratified by the stockholders of the Company within twelve (12) months of the date that the Board amends the Plan) may not amend this Plan to:

          (a) increase the total number of shares of Stock issuable under this Plan, except as contemplated under Article V hereof;

          (b) materially change the class of persons that may participate in this Plan; or

          (c) otherwise materially increase the benefits accruing to participants under this Plan.

     9.2 Rule 16b-3 Requirement. As required by Rule 16b-3 of the Exchange Act, any provision of this Plan relating to Non-Employee Director Options shall not be amended more than once every six months, except as is necessary to make the Plan comport with changes in the Code, the Employment Retirement Income Security Act, or the rules thereunder.

     9.3 Effect on Grantee's Rights. No termination, amendment or modification of this Plan shall adversely affect a Grantee's rights under a Stock Option Agreement or SAR Agreement without the consent of the Grantee or his legal representative.


                                   ARTICLE X
                   RELATIONSHIP TO OTHER COMPENSATION PLANS

     The adoption of this Plan shall not affect any other stock option, incentive or other compensation plans in effect for the Company or any of its Subsidiaries; nor shall the adoption of the Plan preclude the Company or any of its Subsidiaries from establishing any other form of incentive or other compensation plan for Employees or Directors of the Company or any of its Subsidiaries.


                                  ARTICLE XI
                                 MISCELLANEOUS

     11.1 Replacement or Amended Grants. At the sole discretion of the Committee, and subject to the terms of this Plan, the Committee may modify outstanding Discretionary Options or Awards or accept the surrender of outstanding Discretionary Options or Awards and grant new Discretionary Options or Awards in substitution thereof. However, no modification of a Discretionary Option or Award shall adversely affect a Grantee's rights under a Stock Option Agreement or SAR Agreement without the consent of the Grantee or his legal representative.

     11.2 Employment Rights. Nothing in this Plan or in any Stock Option Agreement or SAR Agreement shall confer on any person any right to continue in the employ of the Company or any of its Subsidiaries, or shall interfere in any way with the right of the Company or any of its Subsidiaries to terminate such person's employment at any time.

     11.3 Section 16 of Exchange Act.  With respect to persons subject to
Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3, as the same may be amended from time to time, or any successor thereto. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     11.4 Plan Binding on Successors. This Plan shall be binding upon the successors and assigns of the Company.

     11.5 Singular, Plural, Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender and vice versa.

     11.6 Headings Not Part of Plan. Headings of Articles and Sections hereof are inserted for convenience and reference, and they do not constitute part of this Plan.

     11.7 Interpretation. With respect to Section 16 Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act, and shall be interpreted consistent therewith.

     11.8 Governing Law. This Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles.

*                  *                  *                  *                  *